Contact:        Robin Cohan                                            Symbol:  TSIC
                Chief Financial Officer                                Traded:  Nasdaq National
                Tropical Sportswear Int'l Corporation
                Tel: (813) 249-4900
                Fax: (813) 249-4904

                                                                                                        FOR IMMEDIATE RELEASE

Tropical Sportswear Int'l Corporation Files Form 12b-25 for Fifteen Day Extension of Form 10-K

TAMPA, FL -- December 29, 2003 -- Tropical Sportswear Int'l  Corporation  (NASDAQ: TSIC) announced today that the Company has requested a 15-day extension with the SEC to file its Form 10-K, which is due on December 29, 2003.

The Company  filed Form 12b-25  with the SEC which  included  the  following  explanation.  The Company is unable to file the
Form 10-K for the year ended September 27, 2003,  because it is currently  engaged in negotiations with its lenders regarding an amendment of its revolving  credit facility and its real estate loan.  There can be no guarantee these  amendments will be consummated  within the time specified for filing the Form 10-K.  The extension  provides the Company up to fifteen days from the original  due date of December  29, 2003 to file the Form 10-K with the SEC.  The Company  plans to file its Form 10-K as soon as practicable and expects that it will be filed on or before the 15th day following December 29, 2003.

TSI is a designer,  producer and marketer of high-quality  branded and retailer  private  branded  apparel  products that are sold to major retailers in all levels and channels of  distribution.  Primary  product lines feature casual and  dress-casual pants, shorts,  denim jeans, and woven and knit shirts for men, women, boys and girls.  Major owned brands include Savane(R),
Farah(R),  Flyers(TM),  The  Original  Khaki  Co.(R),  Bay  to  Bay(R),  Two Pepper(R),  Royal Palm(R),  Banana  Joe(R),  and
Authentic Chino Casuals(R).  Licensed brands include Bill Blass(R)and Van Heusen(R). Retailer national private brands that we produce  include  Puritan(R),  Member's  Mark(R),  Sonoma(R),  Croft & Barrow(R),  St. John's  Bay(R),  Roundtree & Yorke(R),
Geoffrey Beene(R), Izod(R), and White Stag(R).  TSI distinguishes itself  by  providing major  retailers  with  comprehensive brand  management  programs and uses advanced  technology to provide  retailers with customer,  product and market  analyses, apparel design,  and  merchandising consulting and inventory forecasting with a focus on return on investment.

This press  release  contains  forward-looking  statements,  which are  subject  to the safe  harbor  created by the  Private
Securities  Litigation Reform Act of 1995.  Management cautions that these statements represent  projections and estimates of future  performance and involve certain risks and  uncertainties.  The Company's actual results could differ  materially from those anticipated in these  forward-looking  statements as a result of factors  including,  among other things,  expectations and beliefs  with  respect to the ultimate  filing of its Annual  Report on Form 10-K,  its future  financial  and  operating results,  and the outcome of the Company's  negotiations with its lenders.  In addition,  the estimated financial results for any period do not  necessarily  indicate  the results  that may be expected for any future  period,  and any  forward-looking statement  speaks only as of the date on which such  statement is made,  and the Company  undertakes  no obligation to update any forward-looking statement to reflect the occurrence of anticipated or unanticipated events or circumstances.